Exhibit 99.1

NEWS RELEASE

Construction Partners, Inc. Announces Preliminary Fiscal 2025 Financial Results and Introduces Fiscal 2026 Outlook

Company to Host Analyst Day October 22 in Raleigh, North Carolina

DOTHAN, AL, October 21, 2025 – Construction Partners, Inc. (NASDAQ: ROAD) (“CPI” or the “Company”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways in local markets throughout the Sunbelt, today announced preliminary financial results for fiscal year 2025 and introduced fiscal year 2026 outlook ranges that will be discussed during tomorrow’s Analyst Day event in Raleigh, North Carolina.

Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “Today we are announcing our preliminary fiscal 2025 financial results, reflecting strong fourth quarter operational performance across our footprint that led to record year-end results for revenue and profitability. Fiscal 2025 has been a dynamic year of growth for our company as we entered two new states while making five strategic acquisitions and growing organic revenue by 8.4 percent compared to our last fiscal year. Moving into fiscal 2026, we see strong indicators in the Sunbelt for continued economic growth, favorable demographic trends, well-funded transportation programs, and additional opportunities for acquisitive and organic growth. We look forward to reviewing our strategic initiatives, growth priorities and business outlook tomorrow with those participating in our Analyst Day event either in person or through the webcast link on our website.”

Preliminary Fiscal 2025 Financial Results

Revenue in fiscal 2025 is expected to be in the range of $2.800 billion to $2.820 billion, compared to $1.824 billion in fiscal 2024.

Net income in fiscal 2025 is expected to be in the range of $101.0 million to $101.8 million, compared to $68.9 million in fiscal 2024.

Adjusted Net Income(1) in fiscal 2025 is expected to be in the range of $120.0 million to $122.0 million.

Adjusted EBITDA(1) in fiscal 2025 is expected to be in the range of $421.0 million to $425.0 million, compared to $220.6 million in fiscal 2024.

Adjusted EBITDA Margin(1) in fiscal 2025 is expected to be in the range of 15.0% to 15.1%, compared to 12.1% in fiscal 2024.

Project backlog is expected to be approximately $3.0 billion as of September 30, 2025, compared to $2.94 billion at June 30, 2025 and $1.96 billion at September 30, 2024.

The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the above preliminary financial information or its audit of the Company’s financial statements for the fiscal year ended September 30, 2025. The Company’s actual results may differ from these estimates as a result of the Company’s year-end closing procedures, review adjustments and other developments that may arise between now and the time the Company’s financial results for the fiscal year ended September 30, 2025 are finalized.

(1)

Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin are financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Introducing Fiscal Year 2026 Outlook

The Company’s outlook for fiscal year 2026 with regard to revenue, net income, Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin is as follows:

•	Revenue in the range of $3.400 billion to $3.500 billion

•	Net income in the range of $150.0 million to $155.0 million

•	Adjusted Net Income(1) in the range $158.1 million to $164.2 million

•	Adjusted EBITDA(1) in the range of $520.0 million to $540.0 million

•	Adjusted EBITDA Margin(1) in the range of 15.3% to 15.4%

Smith commented, “As our family of companies continues executing on our strategic growth plan, both organically and through acquisitions, we remain focused on expanding margins by enhancing operational performance and strategic bidding in our markets, increasing vertical integration opportunities of construction materials and services, and scaling corporate costs across the organization. We believe our business will continue to benefit from opportunities presented by transportation funding programs and healthy commercial markets in the Sunbelt. Our fiscal 2026 outlook represents another strong year of expected growth, and we are bullish about the future of CPI as we continue to build value for all of our stakeholders.”

Analyst Day Webcast Information

The Company’s Analyst Day event will be made available online tomorrow, October 22, 2025, at approximately 10:00 a.m. Eastern Time via a live audio webcast with accompanying slides. Interested parties who would like to participate virtually are invited to join the Construction Partners Analyst Day 2025 webcast by visiting the “Events & Presentations” section of the Company’s Investors website at https://ir.constructionpartners.net/. A replay of the webcast and the accompanying presentation will be made available on the Investors website following the conclusion of the live event.

About Construction Partners, Inc.

Construction Partners, Inc. is a vertically integrated civil infrastructure company operating in local markets throughout the Sunbelt in Alabama, Florida, Georgia, North Carolina, Oklahoma, South Carolina, Tennessee and Texas. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminals, the Company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. These forward-looking statements include, among others, statements regarding the Company’s expected revenue, net income, Adjusted Net Income, Adjusted EBITDA, and Adjusted EBITDA Margin for the fiscal year ended September 30, 2025, the Company’s fiscal year 2026 outlook and the Company’s business strategy. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, among others: the preliminary financial information remaining subject to changes and finalization based upon management’s ongoing review of results for the fiscal year ended September 30, 2025 and the completion of all year-end closing procedures; the Company’s ability to successfully manage and integrate acquisitions; failure to realize the expected economic benefits of acquisitions, including future levels of revenues being lower than expected and costs being higher than expected; failure or inability to implement growth strategies in a timely manner; declines in public infrastructure construction and reductions in government funding, including the funding by transportation authorities and other state and local agencies; risks related to the Company’s operating strategy; competition for projects in the Company’s local markets; risks associated with the Company’s capital-intensive business; government requirements and initiatives, including those related to funding for public or infrastructure construction, land usage and environmental, health and safety matters; unfavorable economic conditions and restrictive financing markets; the Company’s ability to obtain sufficient bonding capacity to undertake certain projects; the Company’s ability to accurately estimate the overall risks, requirements or costs when it bids on or negotiate contracts that are ultimately awarded to the Company; the cancellation of a significant number of contracts or the Company’s disqualification from bidding for new contracts; risks related to adverse weather conditions; the Company’s substantial indebtedness and the restrictions imposed on the Company by the terms thereof; the Company’s ability to maintain favorable relationships with third parties that supply the Company with equipment and essential supplies; the Company’s ability to retain key personnel and maintain satisfactory labor relations; property damage, results of litigation and other claims and insurance coverage issues; risks related to the Company’s information technology systems and infrastructure; the Company’s ability to maintain effective internal control over financial reporting; and the other risks, uncertainties and factors set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements, except to the extent required by applicable law.

Contact:

Rick Black

Dennard Lascar Investor Relations

ROAD@DennardLascar.com

(713) 529-6600

- Financial Statements Follow -

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA represents net income before, as applicable from time to time, (i) interest expense, net, (ii) provision (benefit) for income taxes, (iii) depreciation, depletion, accretion and amortization, (iv) share-based compensation expense, (v) loss on the extinguishment of debt and (vi) nonrecurring expenses related to transformative acquisitions, which management considers to include transactions of a size that would require clearance under federal antitrust laws. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenues for each period. Adjusted Net Income represents net income before (i) nonrecurring expenses related to transformative acquisitions, which management considers to include transactions of a size that would require clearance under federal antitrust laws, and (ii) nonrecurring fees associated with financing arrangements incurred in connection with transformative acquisitions. These metrics are supplemental measures of our operating performance that are neither required by, nor presented in accordance with, GAAP. These measures have limitations as analytical tools and should not be considered in isolation or as an alternative to net income or any other performance measure derived in accordance with GAAP as an indicator of our operating performance. We present Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income because management uses these measures as key performance indicators, and we believe that securities analysts, investors and others use these measures to evaluate companies in our industry. Our calculation of Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income may not be comparable to similarly named measures reported by other companies. Potential differences may include differences in capital structures, tax positions and the age and book depreciation of intangible and tangible assets.

The following table presents a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted EBITDA and the calculation of Adjusted EBITDA Margin for the periods presented:

Construction Partners, Inc.

Net Income to Adjusted EBITDA Reconciliation

Preliminary Fiscal Year 2025 Financial Results

(unaudited, in thousands, except percentages)

	Low	High
Net income	$101,000	$101,800
Interest expense, net	90,000	90,700
Provision for income taxes	32,600	32,900
Depreciation, depletion, accretion and amortization	147,550	149,050
Share-based compensation expense	28,850	29,050
Transformative acquisition expenses	21,000	21,500

Adjusted EBITDA	421,000	425,000
Revenues	$2,800,000	2,820,000
Adjusted EBITDA Margin	15.0%	15.1%

Construction Partners, Inc.

Net Income to Adjusted EBITDA Reconciliation

Fiscal Year 2026 Outlook

(unaudited, in thousands, except percentages)

	Low	High
Net income	$150,000	$155,000
Interest expense, net	106,000	110,000
Provision for income taxes	48,500	50,000
Depreciation, depletion, accretion and amortization	180,000	186,000
Share-based compensation expense	26,000	28,000
Transformative acquisition expenses	9,500	11,000

Adjusted EBITDA	520,000	540,000
Revenues	$3,400,000	$3,500,000
Adjusted EBITDA Margin	15.3%	15.4%

The following tables present a reconciliation of net income, the most directly comparable measure calculated in accordance with GAAP, to Adjusted Net Income for the periods presented:

Construction Partners, Inc.

Net Income to Adjusted Net Income Reconciliation

Preliminary Fiscal Year 2025 Financial Results

(unaudited, in thousands)

	Low	High
Net income	$101,000	$101,800
Transformative acquisition expenses	21,000	21,500
Financing fees related to transformative acquisitions	4,200	5,200
Tax impact due to above reconciling items	(6,200)	(6,500)

Adjusted Net Income	$120,000	$122,000

Construction Partners, Inc.

Net Income to Adjusted Net Income Reconciliation

Fiscal Year 2026 Outlook

(unaudited, in thousands)

	Low	High
Net income	$150,000	$155,000
Transformative acquisition expenses	9,500	11,000
Financing fees related to transformative acquisitions	1,200	1,200
Tax impact due to above reconciling items	(2,600)	(3,000)

Adjusted Net Income	$158,100	$164,200